Contacts: Stacy A. Kruse Chief Financial Officer and Treasurer Wilsons The Leather Experts Inc. (763) 391-4000 For Immediate Release
Wilsons The Leather Experts Inc. Announces
Fourth Quarter and Full-Year 2006 Operating Results
     MINNEAPOLIS — (BUSINESS WIRE) — March 6, 2007 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced results for the fourth quarter and full year ended February 3, 2007.
     Net sales for the fourth quarter ended February 3, 2007 decreased 25.7% to $133.0 million compared to $178.9 million for the same period last year. Comparable store sales for the fourth quarter decreased 21.6% compared to a decrease of 10.0% in the same period last year. Wilsons Leather reported net income for the 2006 fourth quarter of $12.0 million, or $0.31 per diluted share. This compares to net income for the 2005 fourth quarter of $41.7 million, or $1.04 per diluted share.
     Net sales for the year ended February 3, 2007 decreased 19.3% to $321.3 million compared to $398.0 million for the same period last year. Comparable store sales for the full year decreased 17.2% compared to a decrease of 2.9% for the same period last year. The net loss for the year was $33.1 million, or $0.85 per basic and diluted share. This compares to net income of $12.2 million, or $0.30 per diluted share, last year.
     Michael Searles, Chairman and Chief Executive Officer, commented, “During the 2006 fiscal year, we embarked on a strategy that we believed, in time, would lead to improved top-line performance. We are disappointed that the fourth quarter did not yield the results we had anticipated from a sales perspective. We missed the mark on improving the top line, and as a result have taken a significant step back from a merchandise margin, bottom line and working capital perspective.”
     Searles continued, “We anticipated that we would experience growing pains as we migrate to new consumers, store designs and strategies. We expected that the results of our initiatives would not be realized in one year but rather as part of a multi-year, multi-format strategy. However, we also anticipated that we would see some evidence that our strategies were beginning to take hold during the fourth quarter of 2006. We considered any improvement over our 2005 fourth quarter comparable store sales decrease of 10.0% to be some evidence that our strategies were beginning to take hold. A comparable store sales decrease of 21.6% during the fourth quarter has clearly shown us
Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

that the strategic course we have embarked upon needs refinement. While the average dollars spent per transaction is encouraging, the number of transactions is clearly unacceptable. As we build our Wilsons Leather brand, we have made a strategic decision to dedicate a portion of our inventory starting this fall to recognizable outerwear brands to increase the willingness of our customers to cross the lease line.”
     Searles concluded, “During the fourth quarter, we renegotiated our senior credit facility. Our new facility provides greater flexibility and extends our Term B loan to June of 2010. We have begun looking at various financing strategies that will provide additional working capital and funds for capital expenditures.”
About Wilsons Leather
     Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of February 3, 2007, Wilsons Leather operated 417 stores located in 45 states, including 287 mall stores, 116 outlet stores and 14 airport stores.
     Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to future comparable store sales results, business strategies, changes to merchandise mix, future sales results and access to working capital. Factors that could cause actual results to differ include: risks associated with our strategic initiatives, including development of our wholesale business and our new branding strategies; continued declines in comparable store sales; changes in customer shopping patterns; competition in our markets; uncertainty in general economic conditions, including rising energy prices; unseasonably warm weather; our inability to effectively respond to changes in fashion trends and consumer demands; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; our inability to renew existing license agreements and/or enter into new licensing agreements; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our equity financing; risks associated with our debt service; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of our common stock; volatility of the market price of our common stock; failure of results of operations to meet expectations of research analysts; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution center. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	February 3,	January 28,
ASSETS	2007	2006(1)
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$19,909	$45,552
Accounts receivable, net	3,132	4,063
Inventories	74,897	85,645
Prepaid expenses	7,267	1,987

TOTAL CURRENT ASSETS	105,205	137,247

Property and equipment, net	38,890	41,045
Other assets, net	1,250	1,576

TOTAL ASSETS	$145,345	$179,868

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,337	$12,036
Accrued expenses	14,534	16,595
Income taxes payable	921	5,685
Deferred income taxes	220	53

TOTAL CURRENT LIABILITIES	30,012	34,369

Long-term debt	20,000	20,000
Other long-term liabilities	16,832	17,445
Total shareholders’ equity	78,501	108,054

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$145,345	$179,868

1.	Derived from audited consolidated financial statements.
Note: The Company’s inventories are determined by the retail method on the last-in, first-out (“LIFO”) basis. The difference in inventories between the LIFO method and the first-in, first-out method was not material as of February 3, 2007 or January 28, 2006.

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended
	February 3,	January 28,
	2007	2006
NET SALES	$132,967	$178,851
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	82,985	98,589

Gross margin	49,982	80,262

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,933	36,279
DEPRECIATION AND AMORTIZATION	3,182	3,506

Operating income	12,867	40,477
INTEREST EXPENSE, net	719	861

Income before income taxes	12,148	39,616
INCOME TAX PROVISION (BENEFIT)	184	(2,098)

Net income	$11,964	$41,714

BASIC INCOME PER SHARE:
Basic income per share	$0.31	$1.07

Basic weighted average shares outstanding	39,190	39,057

DILUTED INCOME PER SHARE:
Diluted income per share	$0.31	$1.04

Diluted weighted average shares outstanding	39,190	39,951

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the year ended
	February 3,	January 28,
	2007	2006
	(Unaudited)
NET SALES	$321,262	$397,986
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	234,251	258,754

Gross margin	87,011	139,232

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	110,159	112,877
DEPRECIATION AND AMORTIZATION	12,462	14,073

Operating income (loss)	(35,610)	12,282
INTEREST EXPENSE, net	1,862	3,156

Income (loss) before income taxes	(37,472)	9,126
INCOME TAX BENEFIT	(4,377)	(3,086)

Net income (loss)	$(33,095)	$12,212

BASIC INCOME (LOSS) PER SHARE:
Basic income (loss) per share	$(0.85)	$0.31

Basic weighted average shares outstanding	39,154	38,994

DILUTED INCOME (LOSS) PER SHARE:
Diluted income (loss) per share	$(0.85)	$0.30

Diluted weighted average shares outstanding	39,154	40,767